                                                                   EXHIBIT 3.2


                                     BYLAWS

                                       OF

                      PUBLIC SERVICE COMPANY OF NEW MEXICO











     With All Amendments to and Including March 1, 1994
     --------------------------------------------------

                                   BYLAWS

                                     OF

                    PUBLIC SERVICE COMPANY OF NEW MEXICO


                                 ARTICLE I.

                          Meetings of Stockholders
                          ------------------------

       Section 1. Meetings. The Annual Meeting of Stockholders shall be held on
                  --------
     the fourth Wednesday of April        in each year, if not a legal holiday
     and if a legal holiday, then on the next succeeding business day, at a time of the day to be determined by resolution of the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting. Special meetings may be called by a majority of the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

       Section 2. Place of Meetings.  The annual or any special meeting of
                  -----------------
     stockholders shall be held at the principal office of the Company in the City of Albuquerque, Bernalillo County, State of New Mexico, or at such other places within or without the State of New Mexico as shall be speci-fied in the notice of such meeting.

       Section 3. Notice. Written notice of any meeting stating the time and
                  ------
     place, and if a special meeting, the purpose or purposes of such meeting, shall be mailed to each stockholder of record entitled to vote at such meeting at the address of such stockholders as the same appears on the stock transfer books of the Company, except as otherwise provided by law. In the event of the transfer of a stockholder's stock after mailing of such notice and prior to the holding of the meeting, it shall not be necessary to mail notice of the meeting to any transferee. All notices of any special stockholder meeting shall be mailed not less than forty (40) days before the date of the meeting; however, notice of any such special meeting called by a majority of the Board of Directors, the Executive Committee, the Chairman of the Board or the President, and notice of any annual meeting, shall be mailed not less than ten (10) days before such meeting of stock-holders.

       Section 4. Quorum. At any meeting of the stockholders, except as other-
                  ------
     wise provided by law, it shall be necessary that the holders of a majority of the issued and outstanding shares of the capital stock entitled to vote at such meeting shall be represented in person or by proxy to constitute a quorum for the transaction of business.

       Section 5. Adjournment. Whenever at any meeting of the stockholders,
                  -----------
     notice of which shall have been duly given, a quorum shall not be present, or whenever for any reason it may be deemed desirable, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time to any future day, without notice other than by announcement at the meeting or adjournment thereof. At any such adjourned meeting at which quorum shall be present, any business may be transacted which might have been transacted at the meeting on the date originally fixed.

       Section 6. Organization. The Chairman, or in the absence of the Chairman,
                  ------------
     the President, or in the absence of both, a Vice President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. The stockholders may appoint any stockholder or the proxy of any stockholder to act as Chairman of any meeting of the stockholders in the absence of the Chairman, President and Vice Presidents. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary at all meetings of the stockholders, but in the absence of the Secretary and Assistant Secretaries at any meeting of the stockholders the presiding officer may appoint any person to act as Secretary of such meeting.

       Section 7. Inspectors. At each meeting of the stockholders at which a
                  ----------
     vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors. No person who is a candidate for the office of director shall act as Inspector of any election for directors. Such inspectors shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, then by the presiding officer of the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

       Section 8. Voting. At each meeting of stockholders every stockholder,
                  ------
     whether resident or nonresident, shall be entitled to one vote for each share of stock standing in the name of the stockholder on the books of the Company on the date on which stockholders entitled to vote are determined. Such stockholder may be represented and vote by a proxy or proxies appoint-ed by an instrument in writing; in the event that such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No proxy shall be voted at any meeting or adjournment thereof other than that for which the proxy is given.

       In all elections for directors, voting shall be by written ballot.

       The Board of Directors may fix a date in advance not exceeding fifty (50) days preceding the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of and to vote at any such meeting, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting.


                                  ARTICLE II.

                                   Directors
                                   ---------

       Section 1. Number, Election and Terms.  The business and property of the
                  --------------------------
     corporation shall be managed and controlled by a Board of Directors who, if and while so required by law, shall be stockholders in the Company, and none of whom need be a resident of the State of New Mexico. The directors shall be nine in number and shall be elected in classes in the manner provided in Article Fifth of the Articles of Incorporation as amended.

       Section 2. Chairman of the Board of Directors.  The Chairman shall be
                  ----------------------------------
     elected annually by the Board of Directors at the annual meeting thereof and shall hold that office until the next annual meeting or until a succes-sor shall be elected and shall qualify. In the event of the incapacity of the Chairman of the Board, the Board of Directors shall, by a majority vote of the Board of Directors, designate an Acting Chairman who shall, during the incapacity of the Chairman, assume and perform all functions and duties which the Chairman is authorized or required by law to do. The Chairman of the Board shall have the power to call special meetings of the stockholders and of the Directors for any purpose or purposes. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors unless the Chairman shall be absent or incapacitated. The Chairman of the Board, subject to the authority of the Board, shall generally do and perform all acts incident to the office of the Chairman of the Board and which are authorized or required by law.

       Section 3. Vacancies. Any vacancies occurring on the Board of Directors
                  ---------
     by death, resignation, or otherwise shall be filled by a majority of Directors then remaining in office.

       Section 4. Meetings. The meetings of the Board of Directors shall be held
                  --------
     at such place or places within or without the State of New Mexico as the Board of Directors may from time to time designate.

       The Annual Meeting of the Board of Directors for the election of officers and of the Executive Committee, and such other business as may properly come before the meeting, shall be held immediately following the annual meeting of stockholders. The regular meetings of the Board of Directors shall be held on the first Tuesday in the months of January, July, October and November, if not a legal holiday, and if a legal holiday, then on the next succeeding business day at a time and place to be fixed by the Chairman of the Board of Directors.

       Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board of Directors, the President, any two directors, or the Executive Committee.


       Section 5. Notice.   No notice shall be required of any annual or regular
                  ------
     meeting of the Board of Directors unless the place thereof shall be other than that last designated by the Board. Notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors shall be given to each director by mailing or delivering the same at least forty-eight hours, or by telephoning the same at least twenty-four hours before the time fixed for the meeting. Such notice may be waived by any director. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without notice, any business may be transacted.

       Section 6. Quorum. A majority of the Board of Directors shall constitute
                  ------
     a quorum for the transaction of business, and any action receiving the affirmative vote of a majority of the directors present at any meeting shall be effective.

       Section 7. Adjournments. Any annual, regular or special meeting of the
                  ------------
     Board of Directors may be adjourned from time to time by the members present whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjourn-ment at the meeting.

       Section 8. Indemnification. Each person who shall have served as a
                  ---------------
     director or an officer of the Company, or, at the request of the Company, as a director or an officer of any other corporation, partnership or joint venture, whether profit or nonprofit, in which the Company (a) owns shares of capital stock, (b) has an ownership interest, (c) is a member, or (d) is a creditor, and regardless of whether or not such person is then in office, and the heirs, executors, administrators and personal representatives of any such person shall be indemnified by the Company to the full extent of the authority of the Company to so indemnify as authorized by the law of New Mexico.

       Section 9. Committees. The Board of Directors, by resolution adopted by a
                  ----------
     majority of the full Board of Directors, may designate from among its members one or more committees, in addition to the Executive Committee provided for in Article III hereof, each of which, to the extent provided in the resolution establishing such committee and designating the member or members thereof, shall have and may exercise all the authority of the Board of Directors, except as may be limited by law.

                                  ARTICLE III.

                               Executive Committee
                               -------------------

       Section 1. The Board of Directors may from time to time appoint by resolution adopted by a majority of the full Board of Directors from among its members an Executive Committee which may exercise the powers of the Board of Directors in the management of the business, affairs and property of the Company during intervals between the meetings of the Board of Directors unless and until the Board of Directors shall otherwise direct. Membership will be the Chairman of the Board and the Chairperson of each of the standing committees of the Board.

       Section 2. A majority of the Executive Committee shall constitute a quorum for the transaction of business and any action receiving the affirmative vote of a majority of the members of the Executive Committee present at any meeting shall be effective; provided, however, that the affirmative vote of not less than three members of the Executive Committee shall be required for any such action.

       Section 3. Meetings of the Executive Committee shall be held whenever called by the direction of the Chairman of the Board of Directors, the president or any two members of the Executive Committee. Notice of any meeting of the Executive Committee shall be given each member of the Executive Committee in writing or by telephone at least 24 hours before the time fixed for the meeting. Such notice may be waived by any member of the Executive Committee.

                                 ARTICLE IV.
                                  Officers
                                  --------

       Section 1. Number, Election and Term.   The officers of the Company shall
                  --------------------------
     be a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller who shall be elected annually by the Board of Directors at the annual meeting thereof and who shall hold their respective offices until the next annual meeting or until their successor shall be elected and shall qualify. The Board of Directors may designate one or more Vice Presidents as "Executive" Vice Presidents and one or more Vice Presidents as "Senior" Vice Presidents. The title of any Vice President may include words indica-tive of the area of responsibility of such Vice President. The Board of Directors shall designate one of the Vice Presidents as the chief financial officer of the Company. The Board of Directors may from time to time appoint such additional officers as the interest of the Company may require and fix their terms and duties of office. A vacancy occurring in any office may be filled by the Board of Directors. All officers shall hold office subject to the Board of Directors and shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Election of any person as an officer of the Company shall not of itself create contract rights.

       Section 2. President.  The President shall be the Chief Executive Officer
                  ---------
     of the Company and shall provide active executive management over all operations of the Company; subject, however, to control of the Board of Directors. The President shall have the power to appoint and discharge, subject to the general approval or review by the Board of Directors,


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

     employees and agents of the Company and to fix their compensation to make and sign contracts and agreements in the name of and on behalf of the Company and direct the general management and control of the business and affairs of the Company. The President may delegate from among the powers enumerated in the preceding sentence to officers of the Company, such responsibilities and authority as the President may determine. The Presi-dent shall have the power to segregate the operations of the Company into areas of responsibility. The President shall see that the books, reports, statements and certificates required by the statute under which the Company is organized or any other laws applicable thereto are properly kept, made, and filed according to law; and the President shall generally do and perform all acts which are authorized or required by law. The President shall designate a Vice President who shall, during the absence or incapaci-ty of the President, assume and perform all functions and duties which the President might lawfully do if present in person and not under any incapac-ity.

      Section 3. Vice Presidents.
                 ---------------

       Section 3(a). Executive and Senior Vice Presidents.  Each Vice President
                     ------------------------------------
     designated as "Executive" or "Senior Vice President" shall be responsible for such areas and activities as assigned by the President, shall be subject to the authority of the President and shall assist in the general control and management of the business and affairs of the Company.

       Section 3(b). Other Vice Presidents. The Vice Presidents shall be
                     ---------------------
     responsible for such areas and activities as are assigned by the President and shall perform such duties as may be required.

       Section 3(c). Assumption of Duties by a Vice President. A Vice President,
                     ----------------------------------------
     consistent with the title or duty of such Vice President, shall assume and perform all functions and duties assigned to a superior executive during the absence or incapacity of such superior.

       Section 4. Secretary. The Secretary shall be sworn to the faithful
                  ---------
     discharge of the duties of the Secretary. The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of the Board of Directors, Executive Committee and other Committees as may be designated by the Board and stockholders, and shall record all votes of the directors and stockholders in a book to be kept for that purpose. The Secretary shall notify the directors and stockholders of the respective meetings as required by law or by the bylaws of the Company


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

     and shall perform such other duties as may be required by law or the bylaws of the Company, or which may be assigned from time to time by the Board of Directors or Executive Committee. The Secretary is authorized to appoint one or more assistants from time to time as the Secretary deems advisable, the assistant or assistants to serve at the pleasure of the Secretary, and to perform the duties that are delegated by the Secretary. The assistant or assistants so appointed shall not be officers of the Company.

       Section 5. Treasurer. The Treasurer shall have the custody of all the
                  ---------
     funds and securities of the Company, and shall have the power on behalf of the Company to sign checks, notes, drafts and other evidences of indebted-ness, to borrow money for the current needs of the business of the Company and to make short-term investments of surplus funds of the Company. The Treasurer shall render to the President or directors, whenever required by them, an account of all transactions performed as Treasurer and of the financial conditions of the Company. The Treasurer shall perform such other duties as may be assigned from time to time by the Board of Direc-tors, by the Executive Committee or by the President. The Treasurer is authorized to appoint one or more assistants from time to time as the Treasurer deems advisable, the assistant or assistants to serve at the pleasure of the Treasurer, and to perform the duties that are delegated by the Treasurer. The assistant or assistants so appointed shall not be officers of the Company.

       Section 6. Controller. The Controller shall be the chief accounting
                  ----------
     officer of the Company and have full responsibility and control of the accounting department, which department shall include all accounting functions carried on throughout the Company and its subsidiaries. As such, the Controller shall, subject to the approval of the Board of Directors, the Executive Committee or the President, establish accounting policies. The Controller shall standardize and coordinate accounting practices, supervise all accounting records and the presentation of all financial statements and tax returns. The Controller shall also direct the internal auditing of the Corporation. The Controller shall have such other powers and duties as, from time to time, may be conferred by the Board of Direc-tors, by the Executive Committee or by the President. The Controller is authorized to appoint one or more assistants from time to time as the Controller deems advisable, the assistant or assistants to serve at the pleasure of the Controller, and to perform the duties that are delegated by the Controller. The assistant or assistants so appointed shall not be officers of the Company.

       Section 7.  Form of Appointment.  In making any appointments of assis-
                   -------------------
     tants the Secretary, Treasurer, and Controller shall use the following form:

          I,            (Name), the duly elected            (Title) of Public
             -----------------                   ------------------
          Service Company of New Mexico, do hereby appoint                (Name)
                                                           ---------------------
          to serve as Assistant             (Title) for the period of
                                -------------------                   --------
          (date) to          (date), unless this appointment is terminated
          ------    ---------------
          earlier in writing, to assume or perform all functions and duties which I might require and, in my absence or incapacity, which I might lawfully do if present and not under any incapacity.

     Any appointments of assistants by the Secretary, Treasurer or Controller and any terminations of appointments shall be maintained in the records of the Secretary's office.


                                    ARTICLE V.
                                    Contracts
                                    ---------

       Section 1. Unless the Board of Directors shall otherwise specifically direct, all contracts, instruments, documents or agreements of the Company shall be executed in the name of the Company by the President, or any Vice President, or any other employee, if approved by the President by either administrative policy letter or specific written designation. It shall not be necessary that the corporate seal be affixed to any contract.

       Section 2. No contract or other transaction between the Company and any other corporation owning or holding stock in this Company shall be affected by the fact that the directors or officers of this Company are interested in, or are directors or officers of, such other corporation. No contract or transaction of this Company with any person or persons or firm or associa-tion or corporation (other than one owning or holding stock in this Company) shall be affected by the fact that any director or officer of this Company is a party thereto or interested therein, or in any way connected with such person or persons, firm or association, or corporation, provided that at the meeting of the Board of Directors of this Company, making, authorizing or confirming such contract or transaction, there shall be present a quorum of directors not so interested, and that such contract or transaction shall be approved or be ratified by the affirmative vote of at least three directors not so interested.

       The Board of Directors in its discretion may submit any contract, or act, for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract; and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Company which is represented in person or by proxy at such meeting (provided that lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders as though it had been approved or ratified by every stockholder of the Company.

                                  ARTICLE VI.
                             Negotiable Instruments
                             ----------------------

       Except as otherwise provided by the Board of Directors, all checks, drafts, bills of exchange, promissory notes and other negotiable instru-ments shall be signed by the Chairman of the Board, the President, any Vice President, Secretary or Treasurer.

                                  ARTICLE VII.

                                 Capital Stock
                                 -------------

       Section 1. Certificates of Stock. All certificates of stock shall be in
                  ---------------------
     such form as the Board of Directors may approve and shall be signed by the President or a Vice President and by the Secretary and may be sealed with the seal of the Company or a facsimile thereof. The signatures of the President or Vice President and the Secretary of the Company upon a certificate may be facsimiles. In case any officer of the Company whose signature, whether facsimile or otherwise, shall have been placed upon any certificate shall cease to be such officer before any certificate so signed shall have been actually issued and delivered, such certificate may nevertheless be issued and delivered by the Company as though the person who had signed such certificate had not ceased to be an officer. All certificates shall be numbered for identification. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the Company's books. All certificates surrendered to the Company shall be cancelled, and no new certificates shall be issued until a certificate or certificates aggregating the same number of shares of the same class shall have been surrendered or cancelled; but the Board of Directors or Executive Committee may make proper provision, from time to time, for the issue of new certificates in place of lost or destroyed certificates.

       Section 2. Transfer Agents and Registrars.  The Company shall, if and
                  ------------------------------
     whenever the Board of Directors shall so determine maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Company shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Direc-tors, where such shares of stock shall be registered and no certificates for shares of the capital stock of the Company, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make such addi-tional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

       Section 3. Transfer of Stock. Transfers of stock shall be made only upon
                  -----------------
     the books of the Company by the holder in person or by the holder's attorney upon surrender of certificates for a like number of shares.

       Section 4. Closing of Transfer Books. The Board of Directors shall have
                  -------------------------
     power to close the transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive the payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                 ARTICLE VIII.

                                     Dividends
                                     ---------

       Dividends upon the stock of the Company may be declared from time to time by the Board of Directors in its discretion and paid to stockholders from the surplus or net profits arising from the business of the Company.


                                  ARTICLE IX.
                                     Books
                                     -----
       The books of the Company, except as otherwise provided by law, may be kept outside of the State of New Mexico, at such place or places as may be from to time designated by the Board of Directors.

       The Directors shall, from time to time determine whether and to what extent, and at what time and places, and under what conditions and regula-tions the accounts and the books of the Company, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any book or account or document of the Company except as conferred by the statutes of New Mexico, or authorized by the Directors.

                                   ARTICLE X.
                                 Corporate Seal
                                 --------------

       The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper or wax bearing the words "Public Service Company of New Mexico, Incorporated, 1917."

       The seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or by the Executive Committee a duplicate of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

                                   ARTICLE XI.
                                   Amendments
                                   ----------

       The power to alter, amend or repeal the Bylaws of the Company or adopt new Bylaws for this Company shall be vested in the Board of Directors.